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                                                                     Exhibit 2.2

                                    ANNEX B

            AMENDED AND RESTATED DECLARATION OF REGISTRATION RIGHTS

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           EXHIBIT B TO AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

            AMENDED AND RESTATED DECLARATION OF REGISTRATION RIGHTS

   This Amended and Restated Declaration of Registration Rights ("Declaration") is made as of March 30, 1999 by CBT Group PLC, a public limited company organized under the laws of Ireland ("CBT" or the "Company") in connection with an Amended and Restated Share Purchase Agreement (the "Share Purchase Agreement") of even date herewith among the Company, Knowledge Well Group Limited and Knowledge Well Limited, two private companies formed under the laws of Ireland (collectively "KnowledgeWell"), and the shareholders of KnowledgeWell ("Shareholders"). The Share Purchase Agreement provides for the acquisition of all of the ordinary shares in the capital of KnowledgeWell by the Company (the transaction hereinafter referred to as the "Share Exchange"). This Declaration amends and restates that certain declaration made as of November 30, 1998 (the "Prior Declaration") by CBT. All rights and obligations under the Prior Declaration are terminated in their entirety and superseded and governed by this Declaration.

   1. Definitions. As used in this Declaration:

     (a) "CBT ADSs" means American Depositary Shares of CBT, each representing one CBT Ordinary Share.

     (b) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     (c) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     (d) "Registrable Securities" means the CBT Ordinary Shares (or restricted CBT ADSs) issued to Shareholders pursuant to the Share Purchase Agreement, including all CBT ADSs into which such CBT Ordinary Shares may be converted, together with all other CBT Ordinary Shares issued in respect thereof (by way of stock split, dividend or otherwise).

     (e) "SEC" means the United States Securities and Exchange Commission.

     (f) "Securities Act" means the United States Securities Act of 1933, as amended.

   Capitalized terms not otherwise defined herein have the meanings given to them in the Share Purchase Agreement.

   2. Registration. CBT shall use its reasonable best efforts to cause the Registrable Securities issued pursuant to the transactions contemplated by the Share Purchase Agreement to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC within thirty (30) days following the closing of the Share Exchange and shall use its reasonable best efforts to cause to become effective a registration statement on Form S-3 or on such other form as is then available under the Securities Act covering the Registrable Securities; provided, however, that Shareholders shall provide CBT with all such information as may be necessary under the Securities Act with respect to ownership of the Registrable Securities for use in connection with any such registration statement or prospectus. Such provision of information is a condition precedent to the obligations of CBT pursuant to this Declaration. CBT shall not be required to effect more than one (1) registration under this Declaration. The offering made pursuant to such registration shall not be underwritten.

   3. Postponement of Registration. Notwithstanding Section 2 above, CBT shall be entitled to postpone filing the registration statement pursuant to Section 2 for a reasonable period of time, but not in excess of forty-five (45) calendar days after the applicable deadline, if the board of directors of CBT, acting in good faith, determines that there exists material nonpublic information about CBT which the board of directors does not wish to disclose in a registration statement but which information would otherwise be required by the Securities Act to be disclosed in the registration statement.

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   4. Obligations of CBT.

     (a) Subject to the limitations of Sections 2 and 3 above and Section 10 below, CBT shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the second anniversary of the closing of the Share Exchange; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the second anniversary of the closing of the Share Exchange; (iii) furnish to Shareholders such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as Shareholders may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while CBT shall be required under the provisions hereof to cause the registration statement to remain current; and (iv) use its reasonable best efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as Shareholders shall reasonably request (provided that CBT shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

     (b) CBT shall notify Shareholders (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by CBT of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (v) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. CBT may, upon the happening of any event (A) of the kind described in clauses (ii), (iii), (iv), or (v) hereof or, (B) that, in the judgment of CBT's board of directors, renders it advisable to suspend use of the prospectus for no more than ninety (90) days in the aggregate in any twelve (12) month period of time due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to Shareholders, in which case Shareholders shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to Shareholders or until Shareholders are advised in writing by CBT that the use of the applicable prospectus may be resumed. CBT shall use its reasonable best efforts to ensure that the use of the prospectus may be resumed as soon as practicable. CBT shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment. CBT shall, promptly following the occurrence of any event contemplated by clause (v), prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or

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  file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) In connection with any offering of Registrable Securities registered pursuant to this Declaration, CBT shall (x) furnish Shareholders, at CBT's expense, with un-legended certificates representing ownership of the Registrable Securities being sold in such denominations as Shareholders shall request and (y) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the Registrable Securities being sold.

   5. Availability of Form S-3. CBT represents that if Form S-3 (or a successor form) is not available for use by CBT, CBT shall use its reasonable best efforts to satisfy the requirements of Form S-3 at the earliest possible time. CBT further represents that it believes it is currently eligible to utilize Form S-3 and currently believes that there is no material nonpublic information which would preclude it from filing a registration statement on Form S-3.

   6. Expenses. CBT shall pay all of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Declaration, including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of CBT's outside counsel and independent accountants. Notwithstanding the foregoing, Shareholders shall pay any and all brokerage fees, applicable transfer taxes, if any (including stamp transfer taxes imposed by Irish law) and depositary fees, if any, in connection with the deposit of the Registrable Securities, if applicable, and the subsequent sale by Shareholders of the Registrable Securities.

   7. Additional Obligations of CBT; Reports under the Exchange Act. CBT agrees to:

     (a) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of CBT under the Securities Act and the Exchange Act; and

     (b) furnish to Shareholders forthwith upon request (i) a written statement by CBT that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of CBT and (iii) such other information as may be reasonably requested in availing Shareholders of any rule or regulation of the SEC which permits the selling of any Registrable Securities pursuant to Form S-3.

   8. Assignment of Registration Rights. The rights, duties and obligations of CBT pursuant to this Declaration may not be assigned. The rights, duties and obligations of Shareholders pursuant to this Declaration may not be assigned or transferred except (x) by will or the laws of descent and distribution, or (y) to a family member of a Shareholder, or a trust of which a family member is the beneficiary; provided however, in the event of an assignment or transfer pursuant to clauses (i), or (ii), such assignee or transferee gives CBT notice that he, she or it is an assignee or transferee of Registrable Securities under this Section 8, provides CBT with his, her or its name and address and the number of Registrable Securities acquired, and agrees to be bound as a Shareholder by all of the terms of this Declaration. Nothing herein shall be construed to modify Shareholders' obligations under the Affiliate's Agreement signed by Shareholders pursuant to the Share Purchase Agreement.

   9. Amendment of Registration Rights. The registration rights granted hereunder may only be amended by a written amendment signed by Shareholders holding a majority of the Registrable Securities and CBT.

   10. Termination. The registration rights set forth in this Declaration shall terminate with respect to Shareholders (and the shares held by Shareholders shall cease to constitute Registrable Securities) upon the earlier of (i) such time as all of the Registrable Securities then held by Shareholders can be sold by Shareholders in a three (3) month period in accordance with Rule 144 under the Securities Act and (ii) the second anniversary of the closing of the Share Exchange.

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   11. Obligations of Shareholders. By exercising any rights hereunder, a
Shareholder shall be deemed to assume all obligations hereunder as though such Shareholder was a signatory hereto.


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   IN WITNESS WHEREOF, CBT has executed this Declaration as of the date first above written.

                                          CBT GROUP PLC

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________